UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Intuit’s Annual Meeting of Stockholders was held on January 21, 2016. At the meeting, stockholders:

1.	Elected eight persons to serve as directors of Intuit;

2.	Ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year ended July 31, 2016; and

3.	Approved the non-binding advisory resolution on executive compensation.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Eve Burton	221,545,958	506,638	387,040	16,993,147
Scott D. Cook	220,289,596	1,790,427	359,613	16,993,147
Richard L. Dalzell	220,838,036	1,229,705	371,895	16,993,147
Diane B. Greene	202,677,388	19,398,558	363,690	16,993,147
Suzanne Nora Johnson	217,989,963	4,086,114	363,559	16,993,147
Dennis D. Powell	219,460,099	2,610,321	369,216	16,993,147
Brad D. Smith	214,916,001	6,114,576	1,409,059	16,993,147
Jeff Weiner	219,059,803	3,012,967	366,866	16,993,147

2.	Ratification of selection of Ernst & Young LLP to serve as independent registered public accounting firm for the fiscal year ended July 31, 2016

For	Against	Abstain	Broker Non-Votes
236,719,195	2,340,055	373,533

3.	Advisory vote to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
184,800,520	37,031,408	607,708	16,993,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2016                    INTUIT INC.

By: /s/ R. NEIL WILLIAMS
R. Neil Williams
Executive Vice President and
Chief Financial Officer